UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2021

EVO Payments, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38504	82-1304484
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Ten Glenlake Parkway, South Tower, Suite 950 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 709-7374

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVOP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.Other Events.

At the time of its initial public offering, EVO Payments, Inc. (the “Company”) issued Class B common stock, par value $0.0001 per share (the “Class B common stock”), to Blueapple, Inc., a Delaware corporation which is controlled by entities affiliated with the Company’s founder and Chairman of the board of directors, Rafik R. Sidhom (“Blueapple”), and Class C common stock, par value $0.0001 per share (the “Class C common stock”), to certain executive officers of the Company. The Class B common stock entitled Blueapple, when voting together with the Company’s other classes of capital stock, to 15.9% of the combined voting power in all matters presented to the Company’s stockholders. The Class C common stock entitled each holder to cast 3.5 votes per share when voting together with the Company’s other classes of capital stock.

On May 25, 2021, as previously described in the Company’s public filings, all 32,163,538 outstanding shares of Class B common stock were automatically cancelled for no consideration pursuant to the provisions of the Company’s amended and restated certificate of incorporation. Following this cancellation, Blueapple continues to hold 32,163,538 common membership interests (the “Common Units”) of EVO Investco, LLC, the Company’s operating subsidiary (“EVO Investco”), entitling Blueapple to a proportionate share of the economics in EVO Investco. Among other rights, Blueapple has a sale right providing that, upon receipt of a sale notice from Blueapple, the Company must use its commercially reasonable best efforts to pursue a public offering of the Company’s Class A common stock and use the net proceeds therefrom to purchase Common Units from Blueapple. As a result, the Company believes that these Common Units are most appropriately viewed as equivalent to additional shares of Class A common stock when considering the Company’s overall capitalization.

In addition, on May 25, 2021, each outstanding share of Class C common stock was automatically converted into one share of Class D common stock. Each share of Class D common stock entitles its holder to cast one vote per share when voting together with the Company’s other classes of capital stock.

Following these changes in the Company’s equity capital structure, the aggregate number and voting power of each class of the Company’s capital stock, as well as the Company’s aggregate capitalization, as of May 25, 2021 is set forth below:

	Votes Per Share	Shares Outstanding	Aggregate Voting Power
Class A common stock	1	47,077,668	76.85%
Class D common stock	1	3,896,795	6.36%
Common Units held by Blueapple	0	32,163,538	0.0%
Series A convertible preferred stock (2)	As converted	152,250	16.78%

Equity Capitalization (1)
Class A common stock	$1,340,301,208
Class D common stock	$110,941,754
Common Units held by Blueapple	$915,695,927
Series A convertible preferred stock (if converted) (2)	$292,695,401
Total	$2,659,634,290

(1)    Based on an assumed market price of $28.47, the closing price of the Class A common stock on May 24, 2021.

(2)    Assuming 10,280,836 shares of Class A common stock into which the Series A convertible preferred stock may be converted by the holders of the shares based on the effective conversion rate and applicable liquidation preference calculated as of May 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVO Payments, Inc.

	By:	/s/ Steven J. de Groot
		Name:	Steven J. de Groot
Date: May 25, 2021		Title:	Executive Vice President, General Counsel and Secretary